Exhibit 1.2

ERP OPERATING LIMITED PARTNERSHIP

(an Illinois limited partnership)

Debt Securities

STANDARD UNDERWRITING PROVISIONS

August 20, 2019

ERP Operating Limited Partnership, a limited partnership organized under the laws of the State of Illinois (“ERP”), may from time to time issue and sell various aggregate principal amounts of its senior debt securities (the “Securities”), from time to time, in one or more offerings on terms to be determined at the time of sale. The Securities will be issued under an indenture, dated as of October 1, 1994 (the “Base Indenture”), between ERP and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor to J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, NA, as successor to The First National Bank of Chicago, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 9, 2004, between ERP and the Trustee (the “First Supplemental Indenture”), as supplemented by the Second Supplemental Indenture, dated as of August 23, 2006, between ERP and the Trustee (the “Second Supplemental Indenture”), as supplemented by the Third Supplemental Indenture, dated as of June 4, 2007, between ERP and the Trustee (the “Third Supplemental Indenture”), as supplemented by the Fourth Supplemental Indenture, dated as of December 12, 2011, between ERP and the Trustee (the “Fourth Supplemental Indenture”) and as supplemented by the Fifth Supplemental Indenture, dated as of February 1, 2016, between ERP and the Trustee (the “Fifth Supplemental Indenture” and together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”). Each series of Securities may vary, as applicable, as to aggregate principal amount, maturity date, interest rate or formula and timing of payments thereof, redemption or repayment provisions, and any other variable terms which the Indenture contemplates may be set forth in the Securities as issued from time to time. As used herein, “you” and “your,” unless the context otherwise requires, shall mean the parties named as Representatives in the applicable Terms Agreement (as hereinafter defined), together with the other parties, if any, identified as co-managers, with respect to Underwritten Securities (as hereinafter defined) purchased pursuant thereto.

Whenever ERP determines to make an offering of Securities through you or through an underwriting syndicate managed by you, ERP will enter into an agreement (the “Terms Agreement”) providing for the sale of such Securities (the “Underwritten Securities”) to, and the purchase and offering thereof by, you and such other underwriters, if any, mutually agreed by ERP and you and having authorized you to enter into such Terms Agreement on their behalf (the “Underwriters,” which term shall include you whether acting alone in the sale of the Underwritten Securities or as a member or members of an underwriting syndicate and any Underwriter substituted pursuant to Section 11 hereof). The applicable Terms Agreement relating to the offering of Underwritten Securities shall specify the initial principal amount of

Underwritten Securities to be initially issued (the “Initial Underwritten Securities”), the names of the Underwriters participating in such offering (subject to substitution as provided in Section 11 hereof), the principal amount of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, the names of Underwriters acting as co-managers, if any, in connection with such offering, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters from ERP, the public offering price of the Initial Underwritten Securities, the time and place of delivery and payment, any delayed delivery arrangements and any other variable terms of the Initial Underwritten Securities (including, but not limited to, current ratings, designations, denominations, interest rates or formulas, interest payment dates, maturity dates and redemption or repayment provisions applicable to the Initial Underwritten Securities). In addition, each Terms Agreement shall specify whether ERP has agreed to grant to the Underwriters an option to purchase additional Underwritten Securities to cover over-allotments, if any, and the aggregate principal amount of Underwritten Securities subject to such option (the “Option Securities”). As used herein, the term “Underwritten Securities” shall include the Initial Underwritten Securities and all or any portion of the Option Securities agreed to be purchased by the Underwriters as provided herein, if any. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and ERP. Each offering of Underwritten Securities through you or through an underwriting syndicate managed by you will be governed by these Standard Underwriting Provisions as incorporated by reference into, and as supplemented by, the applicable Terms Agreement and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Underwritten Securities.

ERP has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 ASR (No. 333-231967-01) for the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and ERP has filed such amendments thereto as may have been required prior to the execution of the applicable Terms Agreement. Such registration statement (as amended, if applicable) has heretofore become effective upon filing with the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). Such registration statement and the base prospectus constituting a part thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A, Rule 430B or Rule 430C of the 1933 Act Regulations) (the “Base Prospectus”), any preliminary prospectus supplement (a “Preliminary Prospectus Supplement”), and the final prospectus supplement (a “Prospectus Supplement”) relating to the offering of Underwritten Securities pursuant to Rule 415 of the 1933 Act Regulations, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”) or otherwise, are collectively referred to herein as the “Registration Statement.” The term “Preliminary Prospectus” means the Preliminary Prospectus Supplement relating to a particular offering of Underwritten Securities and filed with the Commission pursuant to Rule 424(b) of the 1933 Act together with the Base Prospectus. The term “Prospectus” means the Prospectus Supplement relating to a particular offering of Underwritten Securities and filed with the Commission pursuant to Rule 424(b) of the 1933 Act together with the Base Prospectus; provided, that if any revised prospectus shall be provided to you by ERP for use in connection with the offering of Underwritten Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by ERP pursuant to Rule 424(b) of the 1933 Act Regulations), the term “Prospectus” shall refer to each such revised prospectus from and after the time it is first provided to you for such use; provided, further, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Securities to which it relates. If ERP files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the “Rule 462 Registration Statement”), then, after such filing, all references to “Registration Statement” shall also be deemed to include the Rule 462 Registration Statement. Any prospectus included in the Rule 462 Registration Statement shall be deemed to be part of the Prospectus. All references in these Standard Underwriting Provisions to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Prospectus or any Preliminary Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or any Preliminary Prospectus, as the case may be; and all references in these Standard Underwriting Provisions to amendments or supplements to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or any Preliminary Prospectus, as the case may be.

For purposes hereof, all references to the Registration Statement, Prospectus, Prospectus Supplement, the Preliminary Prospectus, any Preliminary Prospectus Supplement, or any Issuer Free Writing Prospectus (as defined herein) or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The term “subsidiary” or “subsidiaries,” when used with respect to ERP, shall include (i) each consolidated subsidiary of ERP, (ii) any entity the operations of which are included in the consolidated financial statements for ERP for the most recent fiscal period included in the Prospectus, (iii) any subsidiary (other than ERP) of Equity Residential, a Maryland real estate investment trust and ERP’s sole general partner (“EQR”), which owns an interest in any entity described in clause (i) above, and (iv) any limited liability company which is jointly owned and controlled by subsidiaries of ERP.

At or prior to the time specified in the applicable Terms Agreement as the “Time of Sale,” the information designated in the applicable Terms Agreement as the “Time of Sale Information” (collectively, the “Time of Sale Information”) will have been prepared.

SECTION 1. REPRESENTATIONS AND WARRANTIES.

(a) ERP represents and warrants to you and each other Underwriter named in the applicable Terms Agreement, as of the date thereof (in each case, a “Representation Date”), as follows:

(i) The Registration Statement and the Prospectus, at the most recent time the Registration Statement and any post-effective amendment thereto (including the filing of ERP’s most recent Annual Report on Form 10-K with the Commission (the “Form 10-K”)) became effective, complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act, 1933 Act Regulations and the 1939 Act and the rules and regulations thereunder (the “1939 Act Regulations”); the Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the 1933 Act Regulations and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Registration Statement, at the time the Registration Statement became effective, did not, and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, as of each Representation Date and Closing Time, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement, the Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, information furnished to ERP in writing by any Underwriter through you expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 under the 1939 Act (the “Statement of Eligibility”) of the Trustee under the Indenture; and provided further, that the foregoing representations and warranties are given on the basis that any statement contained in a document incorporated or deemed to be incorporated in the Registration Statement, the Time of Sale Information or the Prospectus prior to the Time of Sale shall be deemed not to be contained in the Registration Statement, Time of Sale Information or the Prospectus if such statement has been modified or superseded by any subsequent statement in the Registration Statement, Time of Sale Information or the Prospectus.

(ii) The Time of Sale Information, at the Time of Sale, did not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that ERP makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to ERP in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information; and provided further, that the foregoing representations and warranties are given on the basis that any statement contained in a document incorporated or deemed to be incorporated in the Registration Statement, the Time of Sale Information or the Prospectus prior to the Time of Sale shall be deemed not to be contained in the

Registration Statement, Time of Sale Information or the Prospectus if such statement has been modified or superseded by any subsequent statement in the Registration Statement, Time of Sale Information or the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(iii) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time ERP or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act) made any offer relating to the Underwritten Securities in reliance on the exemption of Rule 163 of the 1933 Act, and (D) as of the date of the execution and delivery of the applicable Terms Agreement (the “Execution Date”), ERP was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act, that initially became effective within three years of the date hereof, ERP has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to use of the automatic shelf registration statement form and ERP has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

(iv) (A) At the earliest time after the filing of the Registration Statement relating to the Underwritten Securities that ERP or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act) and (B) as of the Execution Date, ERP was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act that it is not necessary that ERP be considered an Ineligible Issuer.

(v) Other than any Preliminary Prospectus and the Prospectus, ERP (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to, and will not make, use, prepare, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Underwritten Securities (each such communication by ERP or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act or (ii) the documents listed on an annex to the applicable Terms Agreement and other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the requirements of the 1933 Act Regulations, has been filed in accordance with the 1933 Act Regulations (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that ERP makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to ERP in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(vi) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of ERP, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of ERP, threatened by the Commission or by the state securities authority of any jurisdiction. Any request on the part of the Commission for additional information relating to the Underwritten Securities, any Preliminary Prospectus or the Prospectus has been complied with.

(vii) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information with respect to ERP are a registered public accounting firm within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act and the 1933 Act Regulations.

(viii) The consolidated financial statements and related notes included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information present fairly in all material respects the financial position of ERP and its consolidated subsidiaries as at the dates indicated and the results of their operations specified, and except as may otherwise be stated in the Registration Statement, the Prospectus and the Time of Sale Information, have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout such periods. The supporting schedules included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The financial information and statistical data included in the Registration Statement, the Prospectus and the Time of Sale Information present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement, the Prospectus and the Time of Sale Information. The pro forma financial statements included or incorporated by reference in the Registration

Statement, the Prospectus and the Time of Sale Information, if any, comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X (“Regulation S-X”) of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements, and the assumptions used in the preparation thereof are, in the opinion of ERP, reasonable; and no other pro forma financial information is required to be included or incorporated by reference in the Registration Statement. All disclosures contained in the Registration Statement, the Time of Sale Information or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(ix) Any financial statements or financial information required by Rule 3-14 of Article 11 of Regulation S-X (collectively, the “Rule 3-14 Information”) to be included or incorporated by reference in the Registration Statement, together with the related notes and schedules, have been included or incorporated by reference therein as required by the 1933 Act and the 1934 Act, and present fairly the material factors considered by ERP when assessing each such property; and there are no properties for which ERP is required to disclose Rule 3-14 Information other than as included or incorporated by reference in the Registration Statement.

(x) Any statistical and market-related data included in the Registration Statement, Time of Sale Information or the Prospectus are based on or derived from sources that ERP believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, ERP has obtained the written consent to the use of such data from such sources.

(xi) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information, except as otherwise stated or contemplated therein, (A) there has been no material adverse change in the financial condition or in the earnings, assets, business affairs or business prospects of ERP and its subsidiaries, considered as a single enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (B) there have been no material transactions entered into by ERP or any of its subsidiaries which are material with respect to ERP and its subsidiaries considered as a single enterprise, (C) neither ERP nor any of its subsidiaries has incurred any material obligation or liability, direct, contingent or otherwise and (D) there has been no material change in the debt of ERP.

(xii) ERP and each of its subsidiaries has been duly incorporated or formed and is validly existing and is in good standing as a partnership, corporation or limited liability company (“LLC”) under the laws of its jurisdiction of organization, with partnership, corporate or LLC power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, except where the failure to be in good standing would not, individually or in the aggregate, have a material adverse effect on the financial condition or the earnings, assets, business affairs or business prospects of ERP and its subsidiaries considered as a single enterprise, whether or not arising in the ordinary course of business, or any material adverse effect on ERP’s ability to consummate the transactions contemplated by, or to execute, deliver and perform its obligations under, this Agreement, the Indenture or the applicable Terms Agreement (a “Material Adverse Effect”).

(xiii) ERP and each of its subsidiaries is duly qualified or registered as a foreign partnership, corporation or LLC and is in good standing to transact business in each jurisdiction in which such qualification is required whether by the nature of its business or its ownership or leasing of property, except where the failure to so qualify would not have a Material Adverse Effect.

(xiv) All of the issued and outstanding shares of beneficial interest or capital stock, partnership and LLC interests, as the case may be, of each subsidiary have been validly issued and, in the case of capital stock, fully paid and, with respect to the shares of capital stock, partnership and LLC interests owned by ERP, EQR, another subsidiary and/or certain affiliated entities, are owned by ERP, EQR, another subsidiary, and/or certain affiliated entities, respectively, as described in the Registration Statement, the Prospectus and the Time of Sale Information, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests, mortgages, pledges, liens, encumbrances, claims or equities the foreclosure of which would not have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Prospectus and the Time of Sale Information, ERP owns no direct or indirect equity interest in any entity other than its subsidiaries, except for such interests as, in the aggregate, are not material to the financial condition or the earnings, assets or business affairs of ERP and its subsidiaries considered as a single enterprise.

(xv) The capitalization of ERP is as set forth in the Registration Statement, the Prospectus and the Time of Sale Information (except for subsequent issuances, if any, (A) pursuant to reservations, agreements or employee benefit plans or dividend reinvestment or stock purchase plans referred to in the Registration Statement, the Prospectus, the Time of Sale Information or any Permitted Free Writing Prospectus, (B) pursuant to the exercise, redemption or exchange of convertible or exchangeable securities, options or warrants referred to in the Registration Statement, the Prospectus, the Time of Sale Information or any Permitted Free Writing Prospectus, including OP Units or LTIP units in ERP or (C) unregistered issuances not required to be disclosed pursuant to the 1934 Act, the 1933 Act or any regulation promulgated thereunder) and all of the outstanding partnership interests in ERP have been duly authorized and validly issued and the capital contributions with respect thereto have been made in full; the partnership interests owned by EQR are owned in the percentage amount set forth in the Prospectus and the Time of Sale Information free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than (A) as described in the Registration Statement, the Prospectus, the Time of Sale Information or any Permitted Free Writing Prospectus or (B) any security interest, mortgage, pledge, lien, encumbrance, claim or equity that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvi) ERP has full partnership power and authority to perform its obligations under the Indenture, and to enter into and to perform its obligations under the applicable Terms Agreement and the Delayed Delivery Contracts (as defined in Section 2 hereof), if any.

(xvii) The Indenture (A) has been duly and validly authorized, executed and delivered by ERP, and assuming it has been duly authorized, executed and delivered by the Trustee, the Indenture constitutes a valid and binding obligation of ERP, enforceable against ERP in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (B) conforms in all material respects to the description thereof in the Prospectus and the Time of Sale Information.

(xviii) The Underwritten Securities (A) have been duly authorized by ERP and, when executed, authenticated, issued and delivered in the manner provided for herein and in the Indenture, against payment of the consideration therefor specified in the applicable Terms Agreement or any Delayed Delivery Contract (as defined in Section 2 hereof), the Underwritten Securities will constitute valid and legally binding obligations of ERP, entitled to the benefits of the Indenture and enforceable against ERP in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (B) conform in all material respects to the descriptions related thereto contained in the Prospectus and the Time of Sale Information.

(xix) The applicable Terms Agreement has been duly authorized, executed and delivered by ERP and, assuming it has been duly authorized, executed and delivered by the Representatives, constitutes a valid and binding obligation of ERP, enforceable against ERP in accordance with its terms, except (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (B) the availability of equitable remedies may be limited by equitable principles of general applicability and (C) rights to indemnity and contribution hereunder may be limited by state or federal securities laws or the public policy underlying such laws.

(xx) There is no action, suit or proceeding before or by any court or governmental agency or body, now pending, or, to the knowledge of ERP, threatened, against or affecting ERP or any of its subsidiaries which is required to be disclosed in the Prospectus (other than as disclosed therein) or which could reasonably be expected to result in a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the properties thereof which individually or in the aggregate are material to the business of ERP and its subsidiaries, considered as one enterprise, or which could reasonably be expected to materially and adversely affect the consummation of the applicable Terms Agreement, Delayed Delivery Contracts or the Indenture or the transactions contemplated therein; all pending legal or governmental proceedings to which ERP or any of its subsidiaries is a party or of which any of their properties or assets is the subject which are not described in the Prospectus or the Time of Sale Information, including ordinary routine litigation incidental to the business, could not, considered in the aggregate, reasonably be expected to result in a Material Adverse Effect; and there are no contracts or documents of ERP or any of its subsidiaries which would be required to be filed as exhibits to the Registration Statement or described therein by the 1933 Act or the 1933 Act Regulations which have not been filed as exhibits to the Registration Statement or so described as required.

(xxi) None of ERP or any of its subsidiaries is required to own or possess any patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights or licenses necessary for the conduct of their respective businesses as conducted as of any Representation Date, other than those whereby the failure to possess or own would not have a Material Adverse Effect; and none of ERP or any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any trademarks, service marks, trade names or copyrights or of any facts or circumstances which could render any trademarks, service marks, trade names or copyrights invalid or inadequate to protect the interest of ERP or any of its subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(xxii) No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental authority is required for the execution, delivery and performance of this Agreement, the applicable Terms Agreement or the Indenture or the consummation by ERP of the transactions contemplated by this Agreement, the applicable Terms Agreement or the Indenture, except as have been made or obtained, except as may be required by and made in accordance with or obtained under state securities laws or regulations, and except for such filings of Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement or the Prospectus or any documents incorporated or deemed to be incorporated by reference therein as may be required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) or the 1939 Act from time to time.

(xxiii) Each of ERP and its subsidiaries possesses all licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Prospectus, the Time of Sale Information and any Permitted Free Writing Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Prospectus, the Time of Sale Information and any Permitted Free Writing Prospectus, neither ERP nor any of its subsidiaries has received any written notice of any revocation or modification of any such license, certificate, permit or authorization which, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiv) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, Prospectus, any Preliminary Prospectus or, to the extent any other Time of Sale Information incorporates or is deemed to incorporate documents by reference, such other Time of Sale Information, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in (a) the Registration Statement, at the time the Registration Statement became effective, did not, (b) any Preliminary Prospectus, at the date of such Preliminary Prospectus, did not, (c) the Prospectus, at its date, at the Closing Time or during the period specified in Section 3(h) did not, does not and will not, or (d) any Time of Sale Information, at the Time of Sale, at the Closing Time or during the period specified in Section 3(h), did not, does not, and will not, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxv) Each of ERP and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and none of ERP nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Registration Statement, the Prospectus and the Time of Sale Information.

(xxvi) None of ERP nor any of its subsidiaries is (i) in violation of its charter or by-laws or other Organizational Documents (as defined below), (ii) in default, and no event of default has occurred that, with notice or lapse of time or both, would constitute such a default in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which ERP or any of its subsidiaries is a party or by which ERP or any of its subsidiaries is bound or to which any of the property or assets of ERP or any of its subsidiaries is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbiter or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and the execution, delivery and performance of the applicable Terms Agreement, the Indenture or any other agreement or instrument entered into or issued or to be entered into or issued by ERP in connection with the transactions contemplated herein and the consummation of the transactions contemplated thereby, including the issuance, sale and delivery of the Underwritten Securities and the use of proceeds described in the Prospectus and the Time of Sale Information, have been duly authorized by all necessary actions and (a) do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of ERP or any of its subsidiaries, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which ERP or any of its subsidiaries is a party or by which it or any of them may be bound or affected, or to which any of their properties or assets is subject, (b) will not result in any violation of the provisions of the Organizational Documents of ERP or any of its subsidiaries and (c) will not result in a violation of any applicable law, regulation, ruling, order, judgment, administrative regulation or administrative or court decree, except, in the case of clauses (a) and (c) above, for any such conflict, breach, default, lien, charge, encumbrance or violation that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. As used herein, the term “Organizational Documents” means, (A) with respect to a corporation, its charter and by-laws, (B) with respect to a limited or general partnership, its partnership agreement and certificate of partnership (or similar document), (C) with respect to an LLC, its LLC agreement and certificate of LLC (or similar document), and (D) with respect to any other entity, its similar organizational documents.

(xxvii) ERP has not taken and will not take, directly or indirectly, any action prohibited by Regulation M.

(xxviii) The assets of ERP do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended.

(xxix) ERP intends to apply the net proceeds from the sale of the Underwritten Securities substantially in accordance with the description set forth in the Registration Statement and Prospectus under the heading “Use of Proceeds.”

(xxx) Except as otherwise described in the Prospectus and the Time of Sale Information, each of ERP and its subsidiaries has good and marketable title in fee simple to all real property, and good title to all personal property owned by it which is material to the business of ERP and its subsidiaries, taken as one enterprise, in each case, free and clear of all liens, encumbrances and defects except those that do not materially interfere with the use made and proposed to be made of such property by ERP or any of its subsidiaries or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real property and buildings held under lease by ERP or any of its subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by ERP or such subsidiaries, in each case except as described in or contemplated by the Registration Statement, the Prospectus and the Time of Sale Information.

(xxxi) Each of ERP and its subsidiaries has obtained title insurance on all of the material properties owned by each of them covering risks and in amounts that are commercially reasonable for the assets owned by them and that are consistent with the types and amounts of insurance typically maintained by current owners of similar properties, and in each case such title insurance is in full force and effect except for any lack or inadequacy of title insurance which would not result, individually or in the aggregate, in a Material Adverse Effect.

(xxxii) Except as disclosed in the Prospectus and the Time of Sale Information, the mortgages and deeds of trust encumbering the material properties and assets described in general in the Prospectus are not convertible and are not cross-defaulted or cross-collateralized to any property not owned by ERP or any of its subsidiaries; and none of ERP or any of its subsidiaries holds any material amount of participating interests in such mortgages and deeds of trust.

(xxxiii) Each of the partnership agreements and LLC agreements to which any of ERP or its subsidiaries is a party has been duly authorized, executed and delivered by such party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (B) the availability of equitable remedies may be limited by equitable principles of general applicability; and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the partnership agreement, charter, bylaws or other governing documents of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree.

(xxxiv) Except as otherwise stated in the Registration Statement, the Prospectus and the Time of Sale Information or as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither ERP nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) ERP and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against ERP or any of its subsidiaries and (D) there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting ERP or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxxv) EQR has operated and intends to continue to operate in such a manner as to qualify to be taxed as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”).

(xxxvi) Each of ERP and its subsidiaries has filed all material federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except in all cases for any such tax, assessment, fine or penalty for which an extension has been granted or that is being contested in good faith and except in any case in which the failure to file or pay such taxes would not have a Material Adverse Effect.

(xxxvii) Neither ERP nor any subsidiary is and, after giving effect to the offering and sale of the Underwritten Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xxxviii) No labor dispute with the employees of ERP or any of ERP’s subsidiaries exists, or to the knowledge of ERP, is imminent which could reasonably be expected to have a Material Adverse Effect.

(xxxix) ERP maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) acquisition, disposition or other uses of assets are permitted only in accordance with management’s general or specific authorization and (d) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xl) ERP has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to ERP, including its consolidated subsidiaries, is made known to the principal executive officer and principal financial officer of EQR, the general partner of ERP, by others within those entities, and, as of the end of ERP’s most recent fiscal quarter, the disclosure controls and procedures were effective to perform the functions for which they were established (pursuant to Rule 13a-15(e) under the 1934 Act); ERP’s auditors and the Audit Committee of the board of trustees of EQR have been advised by the principal executive officer and principal financial officer of EQR, the general partner of ERP, of: (a) any material weakness or significant deficiency in the design or operation of internal controls over financial reporting which is reasonably likely to have a material adverse effect on ERP’s ability to record, process, summarize, and report financial information; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in ERP’s internal control over financial reporting; and since the end of ERP’s most recently completed fiscal quarter, there have been no changes in ERP’s internal controls over financial reporting that have materially affected, or are reasonably likely to materially affect, ERP’s internal controls over financial reporting.

(xli) ERP is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(xlii) The operations of ERP and its subsidiaries are and have been conducted at all times, in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any of ERP and its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving ERP or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of ERP, threatened.

(xliii) ERP meets the eligibility requirements for use of a registration statement on Form S-3 in connection with the offer and sale of the Underwritten Securities.

(xliv) None of ERP, any of its subsidiaries nor, to the knowledge of ERP, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of EQR, ERP or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, in each case in connection with or related to ERP or any of its subsidiaries or businesses. ERP and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xlv) None of ERP nor any of its subsidiaries, nor, to the knowledge of ERP, any director, officer, employee, agent, affiliate or other person acting on behalf of EQR, ERP or any of their respective subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is ERP or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and ERP will not directly or indirectly use the proceeds of the offering of the Underwritten Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) to cause in any other manner a violation by any person (including any person participating in the transaction, whether as underwriter, agent, advisor, investor or otherwise) of Sanctions. For the past five years, ERP and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xlvi) The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xlvii) Except as disclosed in the Registration Statement, the Prospectus or any Free Writing Prospectus and except as would not reasonably be expected to have a Material Adverse Effect, to the knowledge of ERP, (i) there have been no breaches or violations of (or unauthorized access to) EQR, ERP or their subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (“IT Systems”) or any personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) processed or stored by or on behalf of EQR, ERP or their subsidiaries, nor are there any pending internal investigations relating to the same, (ii) EQR, ERP and their subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including Personal Data) and (iii) EQR, ERP and their subsidiaries are presently in compliance in all material respects with all applicable laws, statutes and regulations and contractual obligations relating to the privacy and security of IT Systems and Personal Data.

(b) Any certificate signed by any officer of ERP (or any officer of EQR) or of any subsidiary and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by ERP or such subsidiary to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate.

SECTION 2. PURCHASE AND SALE.

(a) The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions set forth herein or in the applicable Terms Agreement.

(b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, ERP may grant, if so provided in the applicable Terms Agreement relating to the Initial Underwritten Securities, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the aggregate principal amount of Option Securities set forth therein at the same price per Option Security as is applicable to the Initial Underwritten Securities. Such option, if granted, will expire 30 days or such lesser number of days as may be specified in the applicable Terms Agreement after the Representation Date relating to the Initial Underwritten Securities, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by you to ERP setting forth the aggregate principal amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by you, but shall not be later than seven full business days and may not be earlier than two full business days after the exercise of said option, unless otherwise agreed upon by you and ERP. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total aggregate principal amount of Option Securities then being purchased which the aggregate principal amount of Initial Underwritten Securities each such Underwriter has agreed to purchase as set forth in the applicable Terms Agreement bears to the total aggregate principal amount of Initial Underwritten Securities, subject to such adjustments as you in your discretion shall make to eliminate any sales or purchases of fractional Underwritten Securities.

(c) Payment of the purchase price for, and delivery of, the Underwritten Securities to be purchased by the Underwriters shall be made at such place as shall be agreed upon by you and ERP, at 10:00 A.M., New York City time, no later than the fifth (sixth, if the pricing occurs after 4:30 p.m. (New York City time) on any given business day) business day (unless postponed in accordance with the provisions of Section 11 hereof) following the date of the applicable Terms Agreement or at such other time as shall be agreed upon by you and ERP (each such time and date being referred to as a “Closing Time”). In addition, if any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates representing, such Option Securities, shall be made at such place as shall be agreed upon by you and ERP on each Date of Delivery as specified in the notice from you to ERP. Unless otherwise specified in the applicable Terms Agreement, payment shall be made to ERP by wire transfer to accounts designated by ERP of immediately available funds payable to the order of ERP against delivery to you for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. The Underwritten Securities shall be in such authorized denominations and registered in such names as you may request in writing at least two business days prior to the applicable Closing Time or Date of Delivery, as the case may be, except that Underwritten Securities represented by a global note for book-entry securities shall be made through the facilities of the Depository Trust Company. The Underwritten Securities, which may be in temporary form, will be made available for examination and packaging by you on or before the first business day prior to the applicable Closing Time or Date of Delivery, as the case may be.

If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from ERP pursuant to delayed delivery contracts (“Delayed Delivery Contracts”) substantially in the form of Exhibit B hereto with such changes therein as ERP may approve. As compensation for arranging Delayed Delivery Contracts, ERP will pay to you at Closing Time, for the respective accounts of the Underwriters, a fee specified in the applicable Terms Agreement for each of the Underwritten Securities for which Delayed Delivery Contracts are made at the applicable Closing Time as is specified in the applicable Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types described in the Prospectus. At the applicable Closing Time, ERP will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Underwritten Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by ERP as provided below, but not for an aggregate principal amount of Underwritten Securities in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

You shall submit to ERP, at least three business days prior to the applicable Closing Time, the names of any institutional investors with which it is proposed that ERP will enter into Delayed Delivery Contracts and the principal amount of Underwritten Securities to be purchased by each of them, and ERP will advise you, at least two business days prior to the applicable Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by ERP and the principal amount of Underwritten Securities to be covered by each such Delayed Delivery Contract.

The principal amount of Underwritten Securities agreed to be purchased by the several Underwriters pursuant to the applicable Terms Agreement shall be reduced by the principal amount of Underwritten Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by you to ERP; provided, however, that the total principal amount of Underwritten Securities to be purchased by all Underwriters shall be the total amount of Underwritten Securities covered by the applicable Terms Agreement, less the principal amount of Underwritten Securities covered by Delayed Delivery Contracts.

SECTION 3. COVENANTS.

ERP covenants with you, and with each Underwriter participating in the offering of Underwritten Securities, as follows.

(a) Immediately following the execution of the applicable Terms Agreement, ERP will prepare a Prospectus Supplement setting forth the principal amount of Underwritten Securities covered thereby and their terms not otherwise specified in the Prospectus or the Indenture pursuant to which the Underwritten Securities are being issued, the names of the Underwriters participating in the offering and the principal amount of Underwritten Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from ERP, the initial public offering price, if any, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and ERP deem appropriate in connection with the offering of the

Underwritten Securities; and ERP will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the time period required by such Rule (without reference to Rule 424(b)(8)) and will furnish to the Underwriters named therein as many copies of the Prospectus, any Preliminary Prospectus, the Prospectus Supplement and any Issuer Free Writing Prospectus as you shall reasonably request and the Prospectus, any Preliminary Prospectus, the Prospectus Supplement and any Issuer Free Writing Prospectus shall contain the same text as any electronically transmitted copies filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. ERP will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the 1933 Act.

(b) ERP will, for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) in connection with the offering or sale of the Underwritten Securities, advise the Underwriters, promptly after ERP receives a notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any Preliminary Prospectus Supplement, Prospectus Supplement or any Issuer Free Writing Prospectus or any other supplement or amendment to the Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Underwritten Securities or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the 1933 Act; (iii) of any objection by the Commission to the use of Form S-3ASR by ERP pursuant to Rule 401(g)(2) under the 1933 Act; (iv) of the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus or any Issuer Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances existing when the Prospectus or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by ERP of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(c) In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of the objection pursuant to Rule 401(g)(2) under the 1933 Act, if informed by the Representatives that any Underwritten Securities remain unsold by the Underwriters, ERP will use its commercially reasonable efforts to promptly obtain its withdrawal.

(d) At any time when the Prospectus is required to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) under the 1933 Act in connection with sales of the Underwritten Securities, before using or filing any amendment or supplement to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any term sheet or any amendment or supplement to the Time of Sale Information or the Prospectus (including any revised prospectus which ERP proposes for use by you in connection with the offering of Underwritten Securities which differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), whether pursuant to the 1933 Act, 1934 Act or otherwise, ERP will furnish you with copies of any such amendment or supplement within a reasonable period of time before such proposed filing or preparation, as the case may be, and will not file or prepare any such amendment or supplement or other documents in a form to which you reasonably object, unless ERP’s legal counsel has advised ERP that use or filing of such document is required by law.

(e) ERP will not take any action that would result in an Underwriter or ERP being required to file with the Commission pursuant to Rule 433(d) under the 1933 Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) In connection with the sale of the Underwritten Securities, before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, ERP will furnish to you and to counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which you reasonably object.

(g) ERP will deliver to you as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as you reasonably request.

(h) ERP will furnish to each Underwriter, from time to time during the period when the Prospectus is required (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) to be delivered under the 1933 Act in connection with sales of the Underwritten Securities, such number of copies of any Preliminary Prospectus or the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1933 Act Regulations.

(i) ERP will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in the applicable Terms Agreement and in the Registration Statement, the Prospectus and the Time of Sale Information. If at any time when the Prospectus is required to be delivered under the 1933 Act in connection with sales of the Underwritten Securities any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for ERP, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, in the case of such a determination by counsel to ERP, immediate notice shall be given, and confirmed in writing to the Underwriters to cease the solicitation of offers to purchase the Underwritten Securities (and if so notified, the Underwriters shall cease such offers as soon as practicable) and, in either case, ERP will promptly prepare and file with the Commission such amendment or supplement in form and substance reasonably satisfactory to counsel for the Underwriters, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

(j) If at any time prior to the Closing Time (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, ERP will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (f) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as you may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(k) ERP will use commercially reasonable efforts to furnish such information as may be required and otherwise cooperate in qualifying the Underwritten Securities for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Underwriters may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Underwritten Securities; provided that ERP shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Underwritten Securities); and ERP will promptly advise the Underwriters of the receipt by ERP of any notification with respect to the suspension of the qualification of the Underwritten Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(l) With respect to each sale of Underwritten Securities, ERP will generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the 1933 Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of ERP’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement.

(m) ERP, during the period when the Prospectus is required (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) to be delivered under the 1933 Act in connection with sales of the Underwritten Securities, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

(n) ERP will not, between the date of the applicable Terms Agreement and the termination of any trading restrictions or the applicable Closing Time, whichever is later, with respect to the Underwritten Securities covered thereby, without your prior written consent, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any debt securities of ERP with a maturity of more than one year (other than the Underwritten Securities which are to be sold pursuant to such Terms Agreement), except as may otherwise be provided in the applicable Terms Agreement.

(o) ERP will take all reasonable action necessary to enable Standard & Poor’s Corporation (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) to provide their respective credit ratings of any Underwritten Securities, if applicable.

(p) ERP will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act.

(q) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Underwritten Securities remain unsold by the Underwriters, upon written notice provided by the Representatives at least 60 days prior to the Renewal Deadline, ERP will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Underwritten Securities, in a form reasonably satisfactory to the Representatives. If ERP is no longer eligible to file an automatic shelf registration statement, ERP will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Underwritten Securities, in a form reasonably satisfactory to the Representatives, and will use its commercially reasonable best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. ERP will take all other action necessary or appropriate to permit the public offering and sale of the Underwritten Securities to continue as contemplated in the expired registration statement relating to the Underwritten Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(r) ERP agrees to pay the required Commission filing fees relating to the Underwritten Securities within the time required by Rule 456(b)(1) of the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act.

(s) If requested by the Representatives, ERP will prepare a final term sheet relating to the offering of the Underwritten Securities, containing only information that describes the final terms of the offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the 1933 Act following the date the final terms have been established for the offering of the Representatives.

SECTION 4. PAYMENT OF EXPENSES.

ERP will pay all expenses incident to the performance of its obligations under the applicable Terms Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing and filing of these Standard Underwriting Provisions and the applicable Terms Agreement, (iii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters, (iv) to the extent applicable, the fees and disbursements of ERP’s counsel and accountants, (v) the qualification of the Underwritten Securities under securities laws and real estate syndication laws in accordance with the provisions of Section 3(k), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a blue sky survey with respect thereto, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of any Issuer Free Writing Prospectus and any Time of Sale Information, and of the Prospectus and any Preliminary Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Indenture, (viii) any fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities, (ix) the fees and expenses, if any, incurred with respect to the listing of the Underwritten Securities on any national securities exchange or quotation system, (x) the fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority (“FINRA”) (including fees and disbursements of counsel for the Underwriters in connection therewith), (xi) the fees and expenses of the Trustee and (xii) the preparation, issuance and delivery to the Depository Trust Company for credit to your account of any global note registered in the name of Cede & Co., as nominee for the Depository Trust Company.

If the applicable Terms Agreement is terminated by you in accordance with the provisions of Section 10(a)(i) or 10(a)(v), ERP shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. CERTAIN AGREEMENTS OF THE UNDERWRITERS.

Each Underwriter, severally and not jointly, agrees with ERP that, unless it has or shall have obtained, as the case may be, the prior written consent of ERP, it has not made and will not make any offer relating to the Underwritten Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by ERP with the Commission or retained by ERP under Rule 433, other than a free writing prospectus listed on an annex to the applicable Terms Agreement; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectus listed on an annex to the applicable Terms Agreement and any electronic road show. Any such free writing prospectus consented to by ERP is hereinafter referred to as a “Permitted Free Writing Prospectus.” ERP agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

SECTION 6. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS.

The several obligations of the Underwriters to purchase Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of ERP herein contained, to the accuracy of the statements of officers of ERP and EQR made in any certificate pursuant to the provisions hereof, to the performance by ERP of all of its covenants and other obligations hereunder, and to the following further conditions:

(a) At the applicable Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor or pursuant to Section 8A of the 1933 Act initiated or threatened by the Commission, (ii) any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters, (iii) the rating assigned by any nationally recognized statistical rating organization to any long-term debt securities of ERP as of the date of the applicable Terms Agreement shall not have been lowered since such date nor shall any such rating organization have publicly announced that it has placed any long-term debt securities of ERP on what is commonly termed a “watch list” for possible downgrading, (iv) there shall not have come to your attention any facts that would cause you to believe that the Time of Sale Information as of the Time of Sale or at Closing Time, or that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to purchasers of the Underwritten Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading, and (v) each Issuer Free Writing Prospectus shall have been timely filed with the Commission under Rule 433 or 164 of the 1933 Act Regulations to the extent required by Rule 433 of the 1933 Act Regulations. A prospectus containing information relating to the description of the Underwritten Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424 (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b) At the applicable Closing Time, you shall have received:

(1) The favorable opinions of (A) DLA Piper LLP (US), counsel for ERP, dated as of the applicable Closing Time, in the forms attached as Exhibit C-1 and Exhibit C-2 hereto, and (B) Scott J. Fenster, the general counsel of EQR, dated as of the applicable Closing Time, in the form attached as Exhibit C-3 hereto.

(2) The favorable opinions, dated as of the applicable Closing Time, of counsel for the Underwriters, substantially to the effect specified in paragraphs 1 (first clause only), 2, 3, 5 (excluding the first clause of the second sentence), 6, 7 (first clause only) and 10 of the opinions attached as Exhibit C-1 hereto.

(3) In rendering their respective opinions required by subsection (b)(1) and subsection (b)(2) of this Section 6, counsel shall each additionally state (which shall not constitute an opinion) that no facts have come to the attention of such counsel which cause them to believe that the Registration Statement (except for financial statements and related notes, financial statement schedules or financial or accounting data included therein or omitted therefrom, or the Statement of Eligibility, as to which such counsel need not express any view), at the time the Registration Statement or any post-effective amendment thereto (including, if later, the filing of ERP’s Annual Report on Form 10-K with the Commission) became effective, or at the date of the applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto (except as aforesaid) as of its date or at the applicable Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

In giving their opinions required by this Section 6(b), such counsel, (A) may rely as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for ERP and (B) may rely as to the qualification and good standing of each of ERP or any of its subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance satisfactory to counsel for the Underwriters. In giving their belief required in Section 6(b)(3), such counsel may state that their belief is based upon their participation in the preparation of the Registration Statement, the Prospectus and the Time of Sale Information and any amendments and supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

(c) At the applicable Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus and the Time of Sale Information, a Material Adverse Change; and you shall have received a certificate of the Chief Executive Officer, the President or the chief financial or chief accounting officer of EQR, as the general partner of ERP, dated as of such Closing Time, on behalf of ERP, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date, (iii) ERP has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to ERP’s knowledge, threatened by the Commission.

(d) At the time of execution of the applicable Terms Agreement, you shall have received from Ernst & Young LLP, a “comfort” letter dated such date, in form and substance satisfactory to you, addressing such matters as you may request with respect to the consolidated financial statements and supporting schedules, including any Rule 3-14, 3-05, pro forma or other financial information, if any, included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(e) At the applicable Closing Time, you shall have received from Ernst & Young LLP a letter dated as of the applicable Closing Time similar to the letter furnished pursuant to subsection (d) of this Section but with respect to the Registration Statement and the Prospectus, except that the “specified date” referred to shall be a date not more than five days prior to the applicable Closing Time.

(f) At the applicable Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by ERP in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and counsel for the Underwriters.

(g) At Closing Time and at any relevant Date of Delivery, the Underwritten Securities shall have the ratings accorded by any “nationally recognized statistical rating organization”, within the meaning of Section 3(a)(62) under the 1934 Act, if and as specified in the applicable Terms Agreement, and ERP shall have delivered to you a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to you, confirming that the Underwritten Securities have such ratings. Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading, nor shall any notice have been given of the intended or potential downgrading, in the rating assigned to the Underwritten Securities or any of ERP’s other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Underwritten Securities or any of ERP’s other securities that does not indicate the direction of such change.

(h) At the time of execution of the applicable Terms Agreement and at the applicable Closing Time, you shall have received a certificate of the chief financial officer of EQR, dated as of such time of execution and such Closing Time, respectively, related to certain Company information regarding the three months ended March 31, 2019 and 2018, the three and six months ended June 30, 2019 and 2018 and the year ended December 31, 2018 in the form delivered to the Underwriters on the date hereof.

(i) If the Underwriters exercise their option provided in a Terms Agreement as set forth in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of ERP contained herein and the statements in any certificates furnished by ERP hereunder shall be true and correct as of each Date of Delivery, and you shall have received:

(1) A certificate, dated such Date of Delivery, of the Chief Executive Officer, the President or the chief financial or chief accounting officer of EQR, as the general partner of ERP, in their capacities as such, on behalf of ERP confirming that the certificate delivered at Closing Time pursuant to Section 6(c) hereof remains true and correct as of such Date of Delivery.

(2) The favorable opinion of counsel for ERP, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinions required of them by Section 6(b)(1) and the belief required by Section 6(b)(3) hereof.

(3) The favorable opinion of counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 6(b)(2) and the belief required by Section 6(b)(3) hereof.

(4) A letter from ERP’s independent public accountants, in form and substance satisfactory to you and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to you pursuant to Section 6(d) hereof, except that the “specified date” in the letter furnished pursuant to this Section 6(i)(4) shall be a date not more than five days prior to such Date of Delivery.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to ERP at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

SECTION 7. INDEMNIFICATION.

(a) ERP hereby agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information, or the omission, or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or of any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 7(d) below), any such settlement is effected with the written consent of ERP; and

(iii) against any and all expense whatsoever as incurred (including, without limitation, the fees and other charges of counsel chosen by you)

reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to ERP by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus and any Time of Sale Information.

(b) Each Underwriter severally agrees to indemnify and hold harmless ERP, and each person, if any, who controls ERP within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any trustee, director, officer, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred; but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus or any Time of Sale Information in reliance upon, and in conformity with, written information furnished to ERP by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus or any Time of Sale Information.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by you, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by ERP. An indemnifying party may participate at its own expense in the defense of any such action provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. CONTRIBUTION.

If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect benefits received by ERP, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of ERP, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by ERP, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by ERP and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus or in the Time of Sale Information, bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover.

The relative fault of ERP, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by ERP or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

ERP and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each trustee, each officer of ERP who signed the Registration Statement, and each person, if any, who controls ERP within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as EQR. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Initial Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement, and not joint.

SECTION 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

All representations, warranties and agreements included in the applicable Terms Agreement, or included in certificates of officers of ERP or EQR submitted pursuant thereto, shall remain operative and in full force and effect, regardless of any termination of the applicable Terms Agreement or investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of ERP, and shall survive delivery of and payment for the Underwritten Securities until the obligations relating to all Underwritten Securities have been fully satisfied in accordance with their terms.

SECTION 10. TERMINATION OF TERMS AGREEMENT.

(a) You may terminate the applicable Terms Agreement, by notice to ERP, at any time at or prior to the applicable Closing Time if (i) there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus and the Time of Sale Information, any Material Adverse Change, or (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or other calamity or crisis or escalation of any existing hostilities or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case, the effect of which is such as to make it, in your judgment, impracticable to market the Underwritten Securities or enforce contracts for the sale of the Underwritten Securities, or (iii) trading in any of the securities of ERP or EQR has been suspended by the Commission or any exchange or any over-the-counter market, or if trading generally on either the New York Stock Exchange, the Pacific Stock Exchange or The Nasdaq Stock Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) a banking moratorium has been declared by Federal, Illinois or New York authorities, or (v) the rating assigned by any nationally recognized statistical rating organization to any long-term debt securities of ERP as of the date of the applicable Terms Agreement shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any long-term debt securities of ERP on what is commonly termed a “watch list” for possible downgrading.

(b) In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter owns any such Underwritten Securities purchased from ERP pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Section 7 and 8 hereof, and the provisions of Sections 9 and 15 hereof shall remain in effect.

SECTION 11. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

If one or more of the Underwriters shall fail at the applicable Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you shall not have completed such arrangements within such 24-hour period, then:

(a) If the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Underwritten Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) If the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Underwritten Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement (or, with respect to the Underwriters’ exercise of any applicable over-allotment option for the purchase of Option Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and ERP to sell, such Option Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under these Standard Underwriting Provisions and the applicable Terms Agreement.

In the event of any such default which does not result in a termination of the applicable Terms Agreement, either you or ERP shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

SECTION 12. NO FIDUCIARY DUTY.

ERP acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to these Standard Underwriting Provisions and the applicable Terms Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between ERP, on the one hand, and the several Underwriters, on the other hand, and ERP is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the offer and sale of the Underwritten Securities pursuant to these Standard Underwriting Provisions and the applicable Terms Agreement; (ii) in connection with the offer and sale of the Underwritten Securities and the process leading to such offer and sale of the Underwritten Securities, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of ERP or its affiliates, trustees, officers, directors, partners, stockholders, creditors or employees; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of ERP with respect to any of the offer and sale of the Underwritten Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising ERP on other matters); (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of ERP and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offer and sale of the Underwritten Securities and ERP has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. ERP agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to ERP or its subsidiaries, in connection with such transaction or the process leading thereto.

SECTION 13. NOTICES.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed as set forth in the applicable Terms Agreement; notices to ERP shall be directed to it at Two North Riverside Plaza, Chicago, Illinois 60606, attention of Robert Garechana, Chief Financial Officer.

SECTION 14. PARTIES.

The applicable Terms Agreement shall inure to the benefit of and be binding upon you and ERP and any Underwriter who becomes a party to such Terms Agreement, and their respective successors. Nothing expressed or mentioned in the applicable Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of such Terms Agreement or any provision therein contained. The applicable Terms Agreement and all conditions and provisions thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. GOVERNING LAW AND TIME.

The applicable Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

SECTION 16. WAIVER OF JURY TRIAL.

ERP AND THE UNDERWRITERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 17. RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 18. COUNTERPARTS.

The applicable Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

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Exhibit A

ERP OPERATING LIMITED PARTNERSHIP

(an Illinois limited partnership)

[Title of Securities]

FORM OF TERMS AGREEMENT

Dated: __________ ___, 20__

To:	ERP Operating Limited Partnership

Two North Riverside Plaza

Chicago, Illinois 60606

Attention:

Ladies and Gentlemen:

We (the “Representative[s]”) understand that ERP Operating Limited Partnership, an Illinois limited partnership (“ERP”), proposes to issue and sell $___________ aggregate principal amount of its [Title of Debt Securities] (the “Underwritten Securities”). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the respective amounts of Underwritten Securities set forth below opposite their respective names, and a proportionate share of Option Securities (as defined in the Standard Underwriting Provisions referred to below) to the extent any are purchased, at the purchase price set forth below.

Underwriter	Principal Amount of Underwritten Securities

Total

$

The Underwritten Securities shall have the following terms:

Title of Securities:

Currency:

Principal amount to be issued:

Current ratings: Moody’s Investors Service, Inc. ________; Standard & Poor’s Corporation __________.

Interest rate or formula:

Interest payments dates:

Stated maturity date:

Redemption or repayment provisions:

Number of Option Securities, if any, that may be purchased by the Underwriters:

Delayed Delivery Contracts: [authorized][not authorized]

[Date of Delivery:

Minimum contract:

Maximum aggregate principal amount:

Fee: ____%]

[Initial public offering price: ____%, plus accrued interest, if any, or amortized original issue discount, if any, from 20__.]

Purchase price: ____%, plus accrued interest, if any, or amortized original issue discount, if any, from __________, 20__ (payable in [same] [next] day funds).

Other terms:

Closing date and location:

All the provisions contained in the document attached as Annex A hereto entitled “ERP Operating Limited Partnership—Debt Securities—Standard Underwriting Provisions” are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

For purposes of this transaction, the term “Time of Sale” as used in the Standard Underwriting Provisions and this Terms Agreement shall mean _:__ on the date hereof.

The Time of Sale Information for this transaction shall constitute the following: (1) any scheduled Issuer Free Writing Prospectuses attached as exhibits hereto [note: to include Bloomberg pricing sheet], (2) the Preliminary Prospectus Supplement dated _________, 20__ together with the Base Prospectus and (3) any filing under the 1934 Act which is deemed incorporated by reference in the Registration Statement or the Preliminary Prospectus Supplement and the Base Prospectus.

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Please accept this offer no later than ________ o’clock P.M. (New York City time) on ___________ ___, 20__ by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours

[NAME OF REPRESENTATIVE]

By:

Acting on behalf of itself and the other named Underwriters.

Accepted:

ERP OPERATING LIMITED PARTNERSHIP

By:	Equity Residential, General Partner

By:
Name:
Title:

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Exhibit B

ERP OPERATING LIMITED PARTNERSHIP

(an Illinois limited partnership)

[Title of Securities]

DELAYED DELIVERY CONTRACT

_______________ ___, 20__

ERP Operating Limited Partnership

Two North Riverside Plaza

Chicago, Illinois 60606

Attention:

Ladies and Gentlemen:

The undersigned hereby agrees to purchase from ERP Operating Limited Partnership (“ERP”), and ERP agrees to sell to the undersigned on _______________, 20__ (the “Delivery Date”), ___________________ principal amount of ERP’s [insert title of security] (the “Securities”), offered by ERP’s Prospectus dated ______________, 20__, as supplemented by its Prospectus Supplement dated ________________, 20__, receipt of which is hereby acknowledged, at a purchase price [____% of the principal amount thereof, plus accrued interest from ______________, 20__,] to the Delivery Date, and on the further terms and conditions set forth in this contract.

Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to ERP or its order by [certified or official bank check in New York Clearing House] [same day] funds at the office of ___________________________, on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to ERP not less than five full business days prior to the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) ERP, on or before __________, 20__, shall have sold to the Underwriters of the Securities (the “Underwriters”) such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated _____________, 20__ between ERP and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

Promptly after completion of the sale to the Underwriters, ERP will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinions of counsel for ERP delivered to the Underwriters in connection therewith.

By the execution hereof, the undersigned represents and warrants to ERP that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by ERP and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that ERP will not accept Delayed Delivery Contracts for an aggregate principal amount of Securities in excess of $______ and that the acceptance of any Delayed Delivery Contract is in ERP’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to ERP, it is requested that ERP sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between ERP and the undersigned when such copy is so mailed or delivered.

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This Agreement shall be governed by the laws of the State of New York.

Yours very truly,

(Name of Purchaser)

By:
(Title)

(Address)

Accepted as of the date first above written.

ERP OPERATING LIMITED PARTNERSHIP

By:	Equity Residential, General Partner

By:
Name:
Title:

PURCHASER-PLEASE COMPLETE AT TIME OF SIGNING

The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print.)

Name	Telephone No. (including Area Code)

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